Exhibit 10(a)

THE NEWHALL LAND AND FARMING COMPANY
EMPLOYEE SAVINGS PLAN
AMENDMENT NO. 5

        The Newhall Land and Farming Company Employee Savings Plan (the "Plan"), as restated in its entirety effective January 1, 1989, and subsequently amended, is further amended effective as of the dates set forth below, as follows:

1.
Section 2.11 is amended, effective for Plan Years beginning on and after January 1, 2002, by eliminating subsections (a) through (c) and inserting the following paragraph at the end to increase the Earnings that may be taken into account in calculating contributions made on a Participant's behalf as permitted under changes made by the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA").

          (i)    for Plan Years beginning after 1988 and before 1994, the annual Earnings taken into account for a Plan Year shall not exceed $200,000; (ii) for Plan Years beginning after 1993 and before 2002, the annual Earnings taken into account for a Plan Year shall not exceed $150,000 adjusted for cost-of-living increases as described in Code Section 401(a)(17)(B); and (iii) for Plan Years beginning after 2001, the annual Earnings taken into account for a Plan Year shall not exceed $200,000 adjusted for cost-of-living increases as described in Code Section 401(a)(17)(B).

2.
The last paragraph of Section 2.35 of the Plan is amended effective as of the dates specified.

  Notwithstanding the foregoing, for purposes of Paragraphs 2.11(b)(ii) (applicable for Plan Years prior to 1997), 2.19, 5.03 (applicable for Plan Years after 1997), 15.01(b), and Article VI:

          (I)  Remuneration shall include any employer contribution under a cash or deferred arrangement to the extent not included in gross income under Code Section 402(e)(3); any amount which the employee would have received in cash but for an election under a cafeteria plan (within the meaning of Code Section 125); and, effective January 1, 2001, elective salary reductions not includible in gross income as a qualified transportation fringe under Code Section 132(f)(4).

          (II)  An Employee's Remuneration shall not exceed the limitation amount contained in Section 2.11.

3.
Section 4.01(c) is amended, effective for Plan Years beginning on and after January 1, 2002, to provide a catch up election for eligible Participants as permitted under changes made by EGTRRA by inserting the following paragraph at the end.

  Notwithstanding any other provision of the Plan, effective for Plan Years beginning on and after January 1, 2002, the portion of a Qualified Participant's Basic Employer Contributions for a Plan Year that is attributable to the Code Section 414(v) Adjustment, determined on a Plan Year basis, is not taken into account in determining compliance with (i) the percentage limitation on Earnings described in Section 4.01(a), (ii) the Dollar Limit described in Section 4.02(a), (iii) the Annual Additions limitation described in Section 5.03(a), or (iv) the nondiscrimination test applicable to Basic Employer Contributions described in Section 6.01. For purposes of this Section 4.01(c), a "Qualified Participant" refers to an Employee who attains age 50 before the close of the Plan Year to which his or her Basic Employer Contributions relate. The Code Section 414(v) Adjustment refers to the applicable dollar amount described in Code Section 414(v)(2)(B) by which limitations otherwise applicable to a Participant's Deferral Election are increased so that the Plan is not treated as failing to satisfy its provisions implementing Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, solely on account of contributions made consistent with such adjustment. Notwithstanding any other provision of the Plan, no Deferral Election that takes into account the Code Section 414(v) Adjustment will become effective prior to the first payroll period ending in April 2002.

4.
The introductory material to Section 5.02(a) is amended, effective for Plan Years beginning on and after January 1, 2002, by inserting the following to confirm that matching contributions will not be made on catch up contributions:

  Subject to subsections (b), (c) and (d), Section 5.03, and Article VI, each Participating Company shall, with respect to each Participant employed by it during a payroll period, contribute to the Trust in cash a Matching Employer Contribution in an amount determined by multiplying (i) the aggregate amount of Basic Employer Contributions (other than any such contributions attributable to the Code Section 414 Adjustment described in Section 4.01(c)) not in excess of 6% of a Participant's Earnings actually allocated to such Participant's Basic Employer Contribution account for such payroll period by reason of employment with such Participating Company by (ii) a percentage determined by reference to such Participant's years of Seniority Service as of the end of such Plan Year as follows:

5.
Section 5.03(a) is amended, effective for Plan Years beginning on and after January 1, 2002, by inserting the following sentence at the end to accommodate catch up contributions as permitted under changes made by EGTRRA.

  For limitation years beginning on and after January 1, 2002, any amount attributable to a Code Section 414(v) Adjustment described in Section 4.01(c) is not taken into account as an Annual Addition.

6.
Section 5.03(b) is amended, effective for Plan Years beginning on and after January 1, 2002, to reflect the increased Code Section 415(c)(3) limits as permitted under changes made by EGTRRA.

  Effective for Plan Years beginning on and after January 1, 2002, the total Annual Addition to the Accounts of a Participant employed by any Participating Company or any of its Related Companies, under this Plan and any other defined contribution plan of such Participating Company or any of its Related Companies shall not for any such Plan Year exceed the lesser of forty thousand dollars ($40,000) indexed as described in Code Section 415(d) or one hundred percent (100%) of a Participant's Remuneration from such Participating Company and Related Companies for such Plan Year. For Plan Years beginning prior to 2002, the total Annual Addition to the Accounts of a Participant employed by any Participating Company or any of its Related Companies, under this Plan and any other defined contribution plan of such Participating Company or any of its Related Companies shall not for any such Plan Year exceed the lesser of (i) or (ii) where (i) is thirty thousand dollars ($30,000) indexed as described in Code Section 415(d) or, for limitation years beginning before 1995, one-fourth (1/4) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year, if greater than $30,000, and (ii) is twenty-five percent (25%) of the Participant's total Remuneration from such Participating Company and Related Companies for such Plan Year.

7.
The second sentence of Section 5.06(a) is amended for distributions made after December 31, 2001 to permit additional types of Rollover Contributions as permitted under changes made by EGTRRA.

  A Rollover Contribution must be made in cash and must be attributable to a distribution from a plan qualified under Code Section 401(a) or Code Section 403(a), excluding after-tax contributions; an annuity contract described in Code Section 403(b), excluding after-tax contributions; or an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state.

8.
Section 6.01(b) is amended, effective for Plan Years beginning on and after January 1, 2002, by inserting the following clause at the end to accommodate catch up contributions as permitted under changes made by EGTRRA.

          (V)  For Plan Years beginning after December 31, 2001, any amount attributable to a Code Section 414(v) Adjustment for a Qualified Participant (both as defined in Section 4.01(c)) is not taken into account in the Actual Deferral Percentage of a Qualified Participant.

9.
Section 6.02(b) of the Plan is amended in its entirety, effective as of January 1, 1997, to clarify the order in which excess amounts are returned as follows:

  For Plan Years commencing on or after January 1, 1997, excess Basic Employer Contributions are allocated to the Highly Paid Participants with the largest dollar amounts of Basic Employer Contributions taken into account in Section 6.01(a) above for the year in which the excess arose, starting with the Highly Paid Participant with the largest dollar amount of such Basic Employer Contributions and continuing in descending order until the entire excess amount has been allocated. For purposes of the preceding sentence, the "largest dollar amount" is determined after distribution of any Excess Deferrals as described in Section 4.02. Unmatched Basic Employer Contributions will be distributed before matched Basic Employer Contributions. If matched Basic Employer Contributions also must be distributed, they will be accompanied by a proportionate share of Matching Employer Contributions. Excess Basic Employer Contributions are equal to the excess of (i) over (ii) where (i) is the amount of Basic Employer Contributions made on behalf of Highly Paid Participants for the Plan Year and (ii) is the maximum amount of such contributions that could be made on behalf of Highly Paid Participants for the Plan Year determined by hypothetically reducing each Highly Paid Participant's Basic Employer Contributions to the extent necessary to satisfy the test in Section 6.01(a). starting with the Highly Paid Participant with the highest Deferral Percentage.

10.
Section 6.04(b) is amended in its entirety, effective as of January 1, 1997, to clarify the order in which excess amounts are returned as follows:

  For Plan Years commencing on or after January 1, 1997, excess Matching Contributions are allocated to the Highly Paid Participants with the largest dollar amounts of Matching Contributions taken into account in Section 6.03(a) above, for the year in which the excess contributions arose, starting with the Highly Paid Participant with the largest dollar amount of such Matching Contributions and continuing in descending order until the entire excess amount has been allocated. Excess Matching Contributions are equal to the excess of (i) over (ii) where (i) is the amount of Matching Contributions made on behalf of Highly Paid Participants for the Plan Year and (ii) is the maximum amount of such contributions that could be made on behalf of Highly Paid Participants for the Plan Year determined by hypothetically reducing each Highly Paid Participant's Matching Contributions to the extent necessary to satisfy the test in Section 6.03(a), starting the Highly Paid Participant with the highest Contribution Percentage.

11.
Section 6.07 is amended, effective for Plan Years beginning on and after January 1, 2002, by inserting the following sentence at the beginning in order to eliminate the multiple use limitation as permitted under changes made by EGTRRA.

  The provisions describing the Multiple Use Limitation in this Section 6.07 are repealed for Plan Years beginning on and after January 1, 2002.

12.
The introductory statement to Section 11.01 is amended, effective January 1, 2002, to confirm that the "same desk" rule does not apply to distributions as permitted under changes made by EGTRRA.

  Upon the termination of employment of a Participant (severance from employment with respect to distributions on and after January 1, 2002), except by death:

13.
Section 14.06(b)(2) defining "Eligible Retirement Plan" is amended effective January 1, 2002 consistent with changes required by EGTRRA.

          (2)  Eligible Retirement Plan means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity, provided, however, that this restriction does not apply to Eligible Rollover Distributions effective January 1, 2002. Effective January 1, 2002, Eligible Retirement Plan also shall include an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, provided the plan agrees to separately account for amounts transferred into such plan from the Plan.

14.
A new Section 14.09 is added to Article XIV effective January 1, 2002 to clarify treatment of lost Participants.

  Notwithstanding Section 5.05, if a Plan benefit remains unpaid for five years from the date it becomes payable because the Committee, exercising due diligence, cannot locate the recipient, the benefit will be forfeited and used for other Plan purposes, including reduction of Participating Company contributions to the Plan. On presentation of an authenticated claim, by the recipient or the recipient's representative, amounts forfeited will be restored, without earnings, from a contribution made by the Participating Company designated by the Committee.

15.
Section 15.01(b) is amended, effective January 1, 2002, to incorporate changes to the top-heavy rules authorized by EGTRRA by inserting the following sentence at the beginning.

            (b)  Effective January 1, 2002, Key Employee with respect to a particular Participating Company for a particular Plan Year, shall mean any Participant or former Participant (or the Beneficiary of a deceased Participant) who at any time during the Plan Year containing the determination date was either:

              (1)  an officer of such Participating Company or any of its Related Companies having annual Remuneration greater than $130,000 (as adjusted under Code §416(i));

              (2)  a five percent owner of the Participating Company or any of its Related Companies; or

              (3)  a one percent owner of the Participating Company or any of its Related Companies having annual Remuneration of more than $150,000 within the meaning of Code §415(c)(3). The determination of who is a key employee will be made consistent with Code §416(i) and related regulations.

    For Plan Years beginning before 2002, the following definition applies:

16.
The last sentence of Section 15.01(c)(2) is amended, effective January 1, 2002, to incorporate changes to the top-heavy rules authorized by EGTRRA.

  Account balances and accrued benefits so determined shall be adjusted for the amount of any contributions: (i) made after the date of such valuation but on or before the Determination Date; or (ii) due but unpaid as of the Determination Date, and, except as otherwise provided in paragraphs (3) or (4) below, shall include any amount distributed during the 5-year period (1-year period effective January 1, 2002) ending on the Determination Date.

17.
Section 15.01(c)(5) is amended in its entirety, effective January 1, 2002, to incorporate changes to the top-heavy rules authorized by EGTRRA.

          (5)  No accrued benefit or account balance for any Participant shall be taken into account with respect to: (i) a Participant who is not a Key Employee with respect to the Plan Year in question, but who was a Key Employee with respect to a prior Plan Year; or (ii) for Plan Years commencing after December 31, 1984, an Employee who has not performed services for the Participating Company or any of its Related Companies within the five (5)-year period (one-year period effective January 1, 2002) ending with the Determination Date.

18.
A clause is added at the end of Section 15.03(c), effective January 1, 2002, to incorporate changes to the top-heavy rules authorized by EGTRRA.

          (IV) For Plan Years beginning on and after January 1, 2002, Matching Employer Contributions are taken into account as an employer contribution for purposes of the minimum benefit.

        IN WITNESS WHEREOF, Newhall Management Corporation, managing general partner of Newhall Management Limited Partnership, managing general partner of The Newhall Land and Farming Company (a California Limited Partnership) has caused this Amendment No. 5 to be executed on behalf of such partnership by its duly authorized officer as of this 15th day of February, 2002.

THE NEWHALL LAND AND FARMING COMPANY (A CALIFORNIA LIMITED PARTNERSHIP)

By:	NEWHALL MANAGEMENT LIMITED PARTNERSHIP, MANAGING GENERAL PARTNER

By:	NEWHALL MANAGEMENT CORPORATION, MANAGING GENERAL PARTNER

By:	/s/ DAVID E. PETERSON
Title:	Assistant Secretary